UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Pressure BioSciences, Inc.
(Name of Registrant as Specified in Its Charter)

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Pressure BioSciences, Inc.
321 Manley Street
West Bridgewater, MA 02379
508-580-1818 (T)
508-580-1822 (F)
www.pressurebiosciences.com

May 15, 2007

Dear Stockholder:

Pressure BioSciences, Inc. will hold a Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) at its principal executive offices located at 321 Manley Street, West Bridgewater, MA 02379, on Thursday, June 14, 2007 at 4:00 PM. At the Meeting, stockholders will (i) elect two Class II Directors to hold office until the 2010 Annual Meeting of Stockholders, and (ii) consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the Meeting or any adjourned session thereof. Detailed information about the Meeting and the proposal to be acted upon is included in the accompanying notice of meeting and proxy statement.

On behalf of the Board of Directors of Pressure BioSciences, Inc., I cordially invite all stockholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please take the time to vote by completing and returning the enclosed proxy card.

If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

Sincerely,

R. Wayne Fritzsche
Chairman of the Board of Directors

PRESSURE BIOSCIENCES, INC.

NOTICE OF SPECIAL MEETING
IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, June 14, 2007

A Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (“PBI” or the “Company”) will be held on Thursday, June 14, 2007 at 4:00 PM at the Company’s principal executive offices located at 321 Manley Street, West Bridgewater, MA 02379, for the following purposes:

1.

To elect two Class II Directors to hold office until the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.

To consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed May 4, 2007 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors:

Richard T. Schumacher
Clerk

West Bridgewater, Massachusetts
May 15, 2007

YOUR VOTE IS IMPORTANT

You are urged to sign, date, and promptly return the accompanying form of proxy, so that, if you are unable to attend the Meeting, your shares can still be voted. However, your proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting in person at the Meeting.

PRESSURE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF
THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2007

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pressure BioSciences, Inc., a Massachusetts corporation, with its principal executive offices located at 321 Manley Street, West Bridgewater, Massachusetts 02379 (the “Company”), for use at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held on Thursday, June 14, 2007 at 4:00 PM and at any adjournments or postponements thereof (the “Meeting”).

The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone, or in person, without extra compensation. The Company may also pay to banks, brokers, nominees, and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them. It is expected that this proxy statement, the accompanying notice of Meeting, proxy card, and annual report to stockholders will be mailed to stockholders on or about May 15, 2007.

Only stockholders of record at the close of business on May 4, 2007 will be entitled to receive notice of, and to vote at, the Meeting. As of May 4, 2007, there were issued and outstanding 2,065,425 shares of Common Stock, $.01 par value, of the Company (the “Common Stock”), all of which are entitled to vote. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

At the Meeting, stockholders will be asked to vote to elect J. Donald Payne and P. Thomas Vogel as Class II Directors of the Company.

A quorum, consisting of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote at the Meeting, will be required to be present in person or by proxy for the transaction of business at the Meeting.

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect the nominees as Class II Directors of the Company.

Abstentions will have no effect on the outcome of the vote for the election of the Class II Directors. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum, and will not be voted in the election of the Class II Directors. Shares of Common Stock held of record by brokers who return a dated and signed proxy but who fail to vote on the proposal will count toward the quorum, but will count neither for nor against the proposal not voted.

The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as Class II Directors. If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment.

The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written notice of revocation bearing a later date than the proxy, by executing a proxy with a later date, or by attending and voting in person at the Meeting. Record holders should send any written notice of revocation or subsequent dated proxy to the Company’s Clerk at 321 Manley Street, West Bridgewater, MA 02379, or hand deliver the notice of revocation or subsequent dated proxy to the Company’s Clerk before the vote at the Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Meeting, two Class II Directors are to be elected each to serve until the 2010 Annual Meeting of Stockholders and until a successor has been duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated J. Donald Payne and P. Thomas Vogel for election as Class II Directors. Mr. Payne and Mr. Vogel are currently directors of the Company and have not been nominated pursuant to any arrangement or understanding with any person.

The Company's Restated Articles of Organization, as amended (the “Articles”), and Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire are identified as being in the same class as the directors they succeed and are elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

The Articles and Bylaws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting. The term of office of Mr. Payne and Mr. Vogel, the Company’s Class II Directors, expires at the Meeting. The terms of office of the Class I and Class III Directors, comprised of R. Wayne Fritzsche, Dr. Calvin A. Saravis, and Richard T. Schumacher, continue after the Meeting.

At the Meeting, it is the intention of the persons named as proxies to vote for the election of Mr. Payne and Mr. Vogel as Class II Directors. In the unanticipated event that either or both Mr. Payne and/or Mr. Vogel should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate or the present Board of Directors may reduce the number of directors.

Vote Required to Elect the Nominees as Director

The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required for the election of J. Donald Payne and P. Thomas Vogel as Class II Directors of the Company. The Board of Directors recommends that stockholders vote FOR the election of J. Donald Payne and P. Thomas Vogel as Class II Directors of the Company.

Information on Nominees and Other Directors

The following table sets forth certain information as of the date of this proxy statement about the nominees and each of the directors whose term extends beyond the Meeting, including the year in which the nominee’s term would expire, if elected.

Name	Age	Position	Director Since	Year Term Expires, if Elected, and Class

R. Wayne Fritzsche(1)	58	Chairman of the Board	2003	2009 Class I
Calvin A. Saravis, Ph.D.(2)	77	Director	1986	2009 Class I
J. Donald Payne*(1)	51	Director	2003	2010 Class II
P. Thomas Vogel*(1)	67	Director	2004	2010 Class II
Richard T. Schumacher	56	Director, President, Chief Executive Officer, Treasurer, and Clerk	1978	2008 Class III

——————

*

Nominees for Class II Director.

(1)

Member of the Audit Committee, Compensation Committee, and Nominating Committee

(2)

Member of the Compensation Committee, Nominating Committee, and Chairman of the Scientific Advisory Board

Mr. R. Wayne Fritzsche has served as a director and Chairman of the Board of Directors of the Company since October 2, 2003. Mr. Fritzsche has served as a member of the Company’s Scientific Advisory Board since 1999. Mr. Fritzsche is the founder of Fritzsche & Associates, Inc., a consulting firm which provides strategic, financial, and scientific consulting to medical companies in the life sciences and healthcare industries, and has served as its President since 1991. Since 2003, Mr. Fritzsche has also served as interim President of Chemokine Pharmaceutical Company, Inc. (formerly PGBP Pharmaceuticals), a small molecule discovery company. Since 2001, Mr. Fritzsche has served as a board member of Opexa Pharmaceuticals, a multiple sclerosis and cell immunology therapy company, and Vascular Sciences, Inc., an extracorporeal, macular degeneration company. He also previously served as a board member of Intelligent Medical Imaging, an automated microscopic imaging company, from 1994 to 1997, Clarion Pharmaceuticals, a drug development company, from 1994 to 1996, Nobex Pharmaceuticals, a drug delivery firm, from 1996 to 2001, Cardio Command, Inc., a transesophageal cardiac monitoring and pacing firm, from 1999 to 2001, and Hesed BioMed, an antisense oligonucleotide and catalytic antibody company, from 2000 to 2002. Mr. Fritzsche holds a BA from Rowan University, and an MBA from the University of San Diego.

Dr. Calvin A. Saravis has served as a director of the Company since 1986. Dr. Saravis has also served as Chairman of the Company’s Scientific Advisory Board since 2003. From 1984 to 1998 he was an Associate Professor of Surgery (Biochemistry) at Harvard Medical School (presently emeritus) and from 1983 to 1999, he was an Associate Research Professor of Pathology at Boston University School of Medicine (presently emeritus). From 1971 to 1997, Dr. Saravis was a Senior Research Associate at the Mallory Institute of Pathology and from 1979 to 1997 he was a Senior Research Associate at the Cancer Research Institute-New England Deaconess Hospital. Dr. Saravis received his Ph.D. in immunology and serology from Rutgers University.

Mr. J. Donald Payne has served as a director of the Company since December 30, 2003. Since September 2001, Mr. Payne has served as President and a Director of Nanospectra Biosciences, Inc., an early-stage, privately-held medical device company developing products for cancer, ophthalmology, and bio-defense diagnostics. Prior to that, Mr. Payne held various executive positions in finance and administration of public and private life science companies since 1992, served as a financial executive in the energy industry from 1980 through 1990, and was in public accounting from 1976 to 1980. Mr. Payne received an MBA from Rice University in 1992 and a BBA from Texas A&M University in 1976. He is a Certified Public Accountant in Texas, and a member of the AICPA and Financial Executives Institute.

Mr. P. Thomas Vogel has served as a director of the Company since January 9, 2004. Currently Mr. Vogel is the President of Vogel Associates, a consulting company, and a Principal of Franchise Finders, LLC, a franchise consulting company. From April 2002 until December 2005, Mr. Vogel served as the President and Chief Executive Officer of AdipoGenix, Inc, an early-stage drug discovery company focused on obesity and metabolic diseases. From 2000 to 2002, Mr. Vogel served as President and Chief Executive Officer of Arradial, Inc., an early stage biopharmaceutical company. From 1996 to 2000, Mr. Vogel was Chief Executive Officer and Director of Mosaic Technologies, Inc., an early-stage molecular biology company. From 1992 to 1995, Mr. Vogel was President of Fisher Scientific Company, a $1 billion laboratory supply distribution business. Mr. Vogel served as President of PB Diagnostics from 1991 to 1992, as President of Instrumentation Laboratory from 1990 to 1991, and as President of Serono Diagnostics from 1988 to 1990. Mr. Vogel was in the venture capital arena from 1982 to 1987. Prior to that, from 1974 to 1982, Mr. Vogel worked in the Diagnostics Division of Abbott Laboratories, Inc., where he served as Divisional Vice President and General Manager of Diagnostic Products. Mr. Vogel graduated from the Georgia Institute of Technology with a Bachelor's Degree in Electrical Engineering and from The Wharton Business School with a Master's Degree in Business Administration.

Mr. Richard T. Schumacher, the founder of the Company, has served as a director of the Company since 1978. He has served as Chief Executive Officer of the Company since April 16, 2004 and President since September 14, 2004. He previously served as Chief Executive Officer and Chairman of the Board of the Company from 1992 to February 2003. From July 9, 2003 until April 14, 2004 he served as a consultant to the Company pursuant to a consulting agreement. He served as President of the Company from 1986 to August 1999. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School. Mr. Schumacher received a B.S. in Zoology from the University of New Hampshire.

Corporate Governance

Board of Directors and Committee Meetings; Annual Meeting Attendance. The Board of Directors held ten (10) meetings during the year ended December 31, 2006. Each director attended at least 75% of all meetings of the Board of Directors and each committee of the Board of Directors on which they served. All of the Company’s directors are encouraged to attend the Company’s annual meetings of Stockholders. All five (5) of the Company’s directors were in attendance at the Company’s 2006 Special Meeting in Lieu of the Annual Meeting of Stockholders.

Board Independence. The Board of Directors has reviewed the qualifications of each of Messrs. Fritzsche, Payne, Vogel and Dr. Saravis, constituting more than a majority of the Company’s directors, and has affirmatively determined that each individual is “independent” as such term is defined under the current listing standards of the NASDAQ Stock Market. The Board of Directors has determined that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Stockholder Communications. Any stockholder wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379. The Clerk will forward these communications directly to the director(s).

Code of Ethics. Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions. The Company will provide a copy of its Code of Ethics to any person without charge upon request to the Clerk of the Company, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379. If the Company makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a Current Report on Form 8-K.

Board Committees

Standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee. Messrs. Fritzsche, Payne, and Vogel are currently the members of the Audit Committee. The Board of Directors has determined that Mr. Payne qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-B.

The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), a copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions, and internal controls, and (ii) the qualifications, independence, appointment, retention, compensation, and performance of the Company’s independent public accounting firm. The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters. The Audit Committee held six (6) meetings during calendar 2006. See “Audit Committee Report” below.

Compensation Committee

General. Messrs. Fritzsche, Payne, and Vogel and Dr. Saravis are currently the members of the Compensation Committee. The Compensation Committee operates pursuant to a written charter, a copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. The primary functions of the Compensation Committee include (i) reviewing and approving the Company’s executive compensation, (ii) reviewing the recommendations of the President and Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, (iv) overseeing the administration and approval of grants of stock options and other equity awards under the Company’s equity incentive plans, and (v) recommending compensation for the Company’s Board of Directors and each committee thereof for review and approval by the Board of Directors. The Compensation Committee held one (1) meeting during calendar 2006.

Compensation Objectives. The Company is an early-stage life sciences company focused on the development and commercialization of a novel, enabling, platform technology called pressure cycling technology (“PCT”). Since February 2005, the Company has focused substantially all of its resources on research and development efforts and initial commercialization of its PCT products in the area of sample preparation for genomic, proteomic, and small molecule studies. The Company believes that its pressure cycling technology can also be utilized in a number of emerging and established life sciences areas beyond sample preparation for genomic, proteomic, and small molecule studies, such as control of chemical (primarily enzymatic) reactions, protein purification, pathogen inactivation, immunodiagnostics, DNA sequencing, and food safety.

In light of the early stage of commercialization of the Company’s products, the Company recognizes the importance of attracting and retaining key employees with sufficient experience, skills, and qualifications in areas vital to the Company’s success, such as operations, finance, sales and marketing, research and development and engineering, and individuals who are committed to the short- and long-term goals of the Company. The Compensation Committee has designed the Company’s executive compensation programs with the intent of attracting, motivating, and retaining experienced executives and rewarding them for their contributions by offering them a competitive base salary, annual cash incentive bonuses, and long-term equity-based incentives, typically in the form of stock options. Due to the Company’s limited resources, the Compensation Committee has placed a greater emphasis on annual and long-term incentive-based compensation than on the base salary component of compensation. The emphasis on incentive-based compensation is designed to further align the interests of the Company’s executives with the Company’s stockholders.

Executive and Director Compensation Process

In 2006, the Compensation Committee evaluated the performance and determined the compensation of Richard T. Schumacher, the Company’s President and Chief Executive Officer. The Compensation Committee reviewed Mr. Schumacher’s performance against previously discussed individual and Company goals and objectives. With respect to the Company’s other executive officers, all of whom were hired or promoted into executive positions in 2006, the Compensation Committee reviewed and approved the compensation for each of these executive officers when they were hired or promoted, as the case may be. Mr. Schumacher assisted the Compensation Committee in the compensation process for the other executive officers by: recommending the persons to be employed; providing background information on each person; reporting on the Company’s strategic objectives; recommending individual and Company goals and objectives for each individual; and recommending the base salary, potential bonus, and long-term incentive compensation for each individual.

In the first quarter of fiscal 2007, the Compensation Committee revised its process and procedures for considering and determining executive compensation. Specifically, the Compensation Committee revised the annual performance review program for the Company’s executives and the process under which annual corporate and individual performance goals are determined. Corporate goals for the year are initially developed by the Company’s executive officers and are then presented to the Board of Directors and Compensation Committee for review and approval. Individual goals are intended to focus on contributions that facilitate the achievement of the corporate goals. Individual goals are first proposed by each executive other than the President and Chief Executive Officer, then approved by the President and Chief Executive Officer and subsequently submitted for final approval by the Board of Directors and the Compensation Committee. The Compensation Committee sets and approves the goals for the President and Chief Executive Officer. It is anticipated that corporate and individual goals will generally be set during the first quarter of each calendar year. Annual salary increases, bonuses, and equity awards, such as stock option grants, are tied to the achievement of these corporate and individual performance goals as well as the financial position and prospects for the Company.

Under the annual performance review program, the Compensation Committee evaluates individual performance against the goals for the recently completed year. It is generally expected that the Compensation Committee’s evaluation will occur in the first quarter of the following year. The evaluation of each executive (other than the President and Chief Executive Officer) will begin with a written self-assessment submitted by such executive to the President and Chief Executive Officer. The President and Chief Executive Officer will then prepare a written evaluation based on the executive’s self-assessment, the President and Chief Executive Officer’s evaluation, and input from others within the Company. This process will lead to a recommendation by the President and Chief

Executive Officer for the level of salary increase, bonus, and equity award, if any, which is then reviewed and approved by the Compensation Committee. In the case of the President and Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, and the Compensation Committee then determines his compensation, including salary, bonus, and equity awards. For all executives, base salary increases, bonuses, and equity awards, to the extent granted, are generally expected but are not required to be implemented on, or before, April 1st.

Non-management director compensation is set by the Board of Directors upon the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee is guided by the following goals: compensation should be fair relative to the required services for a director of comparable companies in the Company’s industry and at the Company’s stage of development; compensation should align directors’ interests with the long-term interest of stockholders; the structure of the compensation should be simple, transparent, and easy for stockholders to understand; and compensation should be consistent with the financial resources, prospects, and competitive outlook for the Company.

In reviewing executive and director compensation, the Compensation Committee considers the practices of comparable companies of similar size, geographic location, and market focus. To assist in this process, management and the Compensation Committee informally collect and analyze publicly available compensation data. While the Compensation Committee does not believe benchmarking is appropriate as a stand-alone tool for setting compensation due to the unique aspects of the Company’s business objectives and current stage of development, the Compensation Committee generally believes that gathering this compensation information is an important part of its compensation-related decision making process.

The Compensation Committee has the authority to hire and fire advisors and compensation consultants as needed and approve their fees. No advisors or compensation consultants were hired or fired in fiscal 2006.

The Compensation Committee is also authorized to delegate any of its responsibilities to subcommittees or individuals as it deems appropriate. The Compensation Committee did not delegate any of its responsibilities in fiscal 2006.

Nominating Committee. The Nominating Committee was formed in October 2004. Messrs. Fritzsche, Payne, Vogel and Dr. Saravis are currently the members of the Company’s Nominating Committee. The Nominating Committee operates pursuant to a written charter, a copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. The Nominating Committee held (1) meeting during calendar 2006.

The primary functions of the Nominating Committee are to (i) identify, review, and evaluate candidates to serve as directors of the Company, (ii) make recommendations of candidates to the Board of Directors for all directorships to be filled by the stockholders or the Board of Directors and (iii) serve as a focal point for communication between such candidates, the Board of Directors, and management.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms, or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2008 Annual Meeting of Stockholders, it must follow the procedures described below under “Stockholder Proposals.”

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with management of the Company. The Audit Committee also discussed with UHY LLP (“UHY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees,” the Audit

Committee has received and reviewed the required written disclosures and a confirming letter from UHY regarding their independence, and has discussed the matter with UHY.

Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Audit Committee:

R. Wayne Fritzsche
J. Donald Payne
P. Thomas Vogel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed UHY, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2007. UHY has served as the Company’s independent registered public accounting firm since September 14, 2006. A representative of UHY will be available during the Meeting to make a statement if such representative desires to do so and to respond to questions.

Change in Independent Registered Public Accounting Firm

On September 14, 2006 the Audit Committee terminated the appointment of Weinberg & Co., P.A. (“Weinberg”), as the Company’s independent registered public accounting firm. Weinberg had served as the Company’s independent registered public accounting firm since October 2003.

Weinberg’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2005 did not contain any adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal years ended December 31, 2004 and 2005 and through September 14, 2006, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years. During the Company’s fiscal years ended December 31, 2004 and 2005 and through September 14, 2006, there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

On September 14, 2006 the Audit Committee of the Board of Directors of the Company engaged UHY to serve as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2004 and 2005 and through September 14, 2006, neither the Company nor anyone on its behalf consulted with UHY with respect to any matters or events, including any matters or events set forth and described in Items 304(a)(2)(i) and (ii) of Regulation S-B.

The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm. Through December 31, 2006, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Independent Registered Public Accounting Fees

The following is a summary of the fees billed to the Company by UHY and Weinberg, the Company’s principal accountant, for the fiscal years ended December 31, 2006 and December 31, 2005, respectively:

	Fiscal 2006 Fees ($)	Fiscal 2005 Fees ($)

Audit Fees	$155,162	$95,804
Audit-Related Fees	—	1,600
	$155,162	$97,404

Audit Fees. Consists of aggregate fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Fees billed by Weinberg for 2005 were fees associated with a consent delivered in connection with the Company’s Registration Statement on Form S-8.

There were no other fees for services rendered by either UHY or Weinberg other than those described above.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of April 24, 2007 concerning the beneficial ownership of Common Stock for each director and director nominee, each Named Executive Officer in the Summary Compensation Table under “Executive Compensation” below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock. Unless otherwise noted, each person identified below possesses sole voting power and investment power with respect to the shares listed. This information is based upon information received from or on behalf of the named individuals.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class

Lloyd I. Miller, III(2)*	126,998	6.1%
4550 Gordon Drive
Naples, FL 34102
Richard T. Schumacher(3)(4)*	429,652	19.0%
130 Lake Ridge Drive
Taunton, MA 02780
Edward H. Myles	20,333	1.0%
Edmund Y. Ting, Ph.D	22,000	1.1%
Nathan P. Lawrence, Ph.D	26,783	1.3%
Alexander V. Lazarev, Ph.D	16,667	0.8%
R. Wayne Fritzsche	63,000	3.0%
Calvin A. Saravis, Ph.D	100,000	4.6%
J. Donald Payne	62,000	2.9%
P. Thomas Vogel	60,000	2.8%
All Executive Officers and Directors as a Group(4)	800,435	30.7%

——————

*

Address provided for beneficial owners of more than 5% of the Common Stock.

(1)

Includes the following shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 24, 2007: Mr. Schumacher – 190,000; Dr. Saravis - 100,000; Mr. Fritzsche - 63,000; Mr. Payne - 58,000; Mr. Vogel - 60,000, Mr. Myles – 18,333, Dr. Ting – 20,000, Dr. Lawrence – 20,000, Dr. Lazarev – 16,667.

(2)

Based on information contained in a Schedule 13G filed with the SEC on January 16, 2007, Mr. Miller reports shared voting and shared dispositive power as to 126,998 shares of Common Stock.

(3)

Does not include 8,500 shares of Common Stock held by Mr. Schumacher's spouse and 10,500 shares of Common Stock held by Mr. Schumacher’s son as his wife exercises all voting and investment control over such shares.

(4)

Includes an aggregate of 546,000 shares of Common Stock that the current directors and executive officers have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 24, 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below sets forth the total compensation paid or earned for the fiscal year ended December 31, 2006 for: (i) each individual serving as the Company’s Chief Executive Officer (“CEO”) or acting in a similar capacity during any part of fiscal 2006; and (ii) all of the Company’s other executive officers (collectively, the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Richard T. Schumacher(5)	2006	$267,981	$55,000	$67,987	$15,628	$406,596
President & Chief Executive Officer

Edward H. Myles(6)	2006	120,962	17,000	40,018	50,349	228,329
Senior Vice President of Finance
& Chief Financial Officer

Edmund Ting, Ph.D(7)	2006	114,423	17,500	40,340	3,234	175,497
Senior Vice President of Engineering

Nathan Lawrence, Ph.D(8)	2006	127,327	10,800	38,827	7,811	184,765
Vice President of Marketing & Sales

Alexander V. Lazarev, Ph.D(9)	2006	96,461	9,600	41,091	2,440	149,593
Vice President of Research & Development

——————

(1)

Salary refers to base salary compensation paid during 2006 through the Company’s normal payroll process.

(2)

A cash bonus is paid to executive officers based on a combination of factors including the performance of the Company relative to specific objectives, the financial condition of the Company, and the performance of the individual executive relative to specific objectives. Amounts reflect bonuses earned in 2006 and paid in February 2007.

(3)

Amounts shown do not reflect compensation received by the Named Executive Officers. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal year 2006 for option awards as determined pursuant to SFAS 123R. Please refer to Note 2, xiii, “Accounting for Stock-Based Compensation” in the Notes to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for the relevant assumptions used to determine the valuation of the Company’s stock option grants. Based on the assumptions outlined in the Notes to the Company’s Consolidated Financial Statements the value of the Company’s stock options awarded to executives and other employees during 2006 was between $2.55 and $3.00 per option.

(4)

“All Other Compensation” includes the Company’s match to the executives’ 401(k) contribution and premiums paid on life insurance for the executive. Both of these benefits are available to all employees of the Company. In the case of Mr. Schumacher, “All Other Compensation” also includes $7,980 in premiums paid by the Company for a life insurance policy to which Mr. Schumacher’s wife is the beneficiary. In the case of Mr. Myles, “All Other Compensation” also includes $49,019 of reimbursed costs related to the relocation of Mr. Myles and his family. In the case of Dr. Lawrence, “All Other Compensation” also includes $4,090 of reimbursed costs related to the relocation of Dr. Lawrence and his family.

(5)

Mr. Schumacher’s annual base salary was increased from $275,000 to $294,500, effective April 1, 2007.

(6)

Mr. Myles joined the Company as Vice President of Finance & Chief Financial Officer on April 3, 2006 at an annual base salary of $170,000. In February 2007, Mr. Myles was promoted to the position of Senior Vice President of Finance & Chief Financial Officer. Effective April 1, 2007, Mr. Myles’ annual base salary was increased to $182,000.

(7)

Dr. Ting joined the Company as Senior Vice President of Engineering on April 24, 2006 at an annual base salary of $175,000. Effective April 1, 2007, Dr. Ting’s annual base salary was increased to $190,000.

(8)

Dr. Lawrence was promoted to the position of Vice President of Marketing & Sales in March, 2006. Upon his promotion, his annual base salary was increased to $135,000. Effective April 1, 2007, Dr. Lawrence’s annual base salary was increased to $145,000.

(9)

Dr. Lazarev joined the Company as Director of Research & Development on February 20, 2006 at an annual base salary of $120,000. Effective April 1, 2007, Dr. Lazarev was promoted to Vice President of Research and Development and his annual base salary was increased to $140,000.

Outstanding Equity Awards at Fiscal-Year End

The following table sets forth certain information regarding outstanding stock options awards for each of the Named Executive Officers as of December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date

Richard T. Schumacher	40,000	0		$2.60	5/2/2011
President & Chief Executive Officer	30,000	0		$2.70	12/3/2012
	60,000	0		$3.08	2/11/2012
	25,000	50,000	(2)	$2.92	6/17/2015
	0	30,000	(2)	$3.86	3/30/2016

Edward H. Myles	0	55,000	(3)	$3.86	4/3/2016
Senior Vice President of Finance
& Chief Financial Officer

Edmund Y. Ting, Ph.D	0	60,000	(4)	$3.87	4/24/2016
Senior Vice President of Engineering

Nathan Lawrence, Ph.D	16,500	33,500	(5)	$3.34	8/5/2015
Vice President of Marketing & Sales	0	10,000	(5)	$3.88	3/2/2016

Alexander V. Lazarev, Ph.D	0	50,000	(6)	$3.88	3/2/2016
Vice President of Research & Development

——————

(1)

All unvested stock options listed in this column were granted to the Named Executive Officer pursuant to the Company’s 2005 Equity Incentive Plan. All of such stock options vest in three equal annual installments commencing one year from the date of grant and expire ten years after the date of grant. Unvested stock options become fully vested and exercisable upon a change of control of the Company.

(2)

Options to purchase 75,000 shares of Common Stock were granted to Mr. Schumacher on June 17, 2005, of which options to purchase 25,000 shares became vested on June 17, 2006, and options to purchase 30,000 shares of Common Stock were granted to Mr. Schumacher on March 30, 2006.

(3)

Options to purchase 55,000 shares of Common Stock were granted to Mr. Myles on April 3, 2006.

(4)

Options to purchase 60,000 shares of Common Stock were granted to Dr. Ting on April 24, 2006.

(5)

Options to purchase 50,000 shares of Common Stock were granted to Dr. Lawrence on August 5, 2005, of which options to purchase 16,500 shares became vested on August 5, 2006, and options to purchase 10,000 shares of Common Stock were granted to Dr. Lawrence on March 2, 2006.

(6)

Options to purchase 50,000 shares of Common Stock were granted to Dr. Lazarev on March 2, 2006

Retirement Plan

All employees, including the Named Executive Officers, may participate in the Company’s 401(k) Plan. Under the 401(k) Plan, employees may elect to make before tax contributions of up to 60% of their base salary, subject to current Internal Revenue Service limits. The 401(k) Plan does not permit an investment in the Company’s common stock. The Company matches employee contributions up to 50% of the first 2% of the employee’s contribution. The Company’s contribution is 100% vested immediately.

Severance Arrangements

Each of the Named Executive Officers is entitled to receive a severance payment in an amount equal to one year of such Named Executive Officer’s annualized base salary compensation in the event that he is terminated by the Company without cause.

Change-in-Control Arrangements

Each of the Named Executive Officers is entitled to receive a severance payment in an amount equal to one year of such Named Executive Officer’s annualized base salary compensation in the event of a change of control of the Company. In the case of Mr. Schumacher this severance payment would be equal to two years of annualized base salary compensation in the event of a change in control of the Company.

Pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”), any unvested stock options held by a Named Executive Officer will become fully vested upon a change in control (as defined in the Plan) of the Company.

Director Compensation

The following table sets forth certain information regarding compensation earned or paid to the Company’s directors during fiscal 2006.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total

R. Wayne Fritzsche	$32,000	$78,268	$110,268
Calvin A. Saravis, Ph.D	32,000	78,268	110,268
J. Donald Payne	32,000	78,268	110,268
P. Thomas Vogel	32,000	78,268	110,268

The Company’s non-employee directors receive the following compensation for service as a director of the Company:

(1)

A quarterly stipend of $8,000, of which $4,000 is compensation for attending meetings of the full Board of Directors (whether telephonic or in-person) and $4,000 is compensation for attending committee meetings. There is no limit to the number of meetings of the Board of Directors or committees that may be called. Cash compensation is paid on or immediately prior to the last day of each fiscal quarter.

(2)

In addition to cash compensation, each non-employee director also receives a one-time grant of 10,000 fully vested, non-qualified stock options as soon as feasible after joining the Board of Directors, as well as an annual grant of 30,000 fully-vested, nonqualified stock options, to be granted on April 15 of each year, all under the Company’s 2005 Equity Incentive Plan. In 2007, the non-employee directors elected to waive their right to receive their annual grant of stock options. Please refer to Note 2, xiii, “Accounting for Share-Based Payments” in the Notes to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for the relevant assumptions used to determine the valuation of the Company’s stock option grants.  The amounts listed in this column reflect the 2006 expense associated with an award of 15,000 stock options to each named director with a SFAS 123R grant date fair value of approximately $2.66 on March 1, 2006 and an award of 15,000 stock options to each named director with a SFAS 123R grant date fair value of approximately $2.56 on April 15, 2006.

(3)

As of December 31, 2006, Messrs. Fritzsche, Payne and Vogel, and Dr. Caravis, had vested options to purchase 63,000, 58,000, 60,000 and 100,000 shares, respectively.

TRANSACTIONS WITH RELATED PERSONS

On December 29, 2006, Richard T. Schumacher, President and Chief Executive Officer of the Company, delivered to the Company 249,875 shares of his Common Stock of the Company in full and complete satisfaction and payment of all outstanding amounts, including all principal and accrued interest, of Mr. Schumacher’s loan payable to the Company. The loan amount consisted of $1,000,000 in principal and $25,487 in interest accrued in the quarter ended December 31, 2006. The number of shares was determined based upon a value of $4.10 per share, the volume weighted average trading price of the shares of the Company’s Common Stock on the NASDAQ Capital Market during the 60 trading days ending on December 29, 2006. In connection with the payment of the loan, the Company terminated its security interest in Mr. Schumacher’s shares of Common Stock, and released to Mr. Schumacher the remaining 229,782 shares of Common Stock previously held as collateral.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.

Based solely on the Company’s review of the copies of such filings it has received and written representations from certain reporting persons, the Company believes that all of its executive officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company’s fiscal year ended December 31, 2006.

Other Proposed Action

The Board of Directors knows of no matters which may come before the Meeting other than the matters described in this proxy statement. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

Proposals which stockholders intend to present at the Company’s 2008 Annual Meeting of Stockholders (“2008 Annual Meeting”) and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than January 15, 2008.

Stockholders who wish to make a proposal at the Company’s 2008 Annual Meeting, other than one that will be included in the Company’s proxy materials, should notify the Company no later than March 30, 2008. If a proponent who wishes to present such a proposal at the 2008 Annual Meeting fails to notify the Company by this date, the proxies solicited by the Board of Directors, with respect to such 2008 Annual Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the 2008 Annual Meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the 2008 Annual Meeting by submitting the name, qualifications, experience, and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379. Generally, under the Company’s Bylaws, notice of such recommendations must be submitted in writing not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws. The Company will accept from stockholders recommendations for nominees for director to be considered in connection with the 2008 Annual Meeting no later than March 16, 2008. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee’s charter, a copy of which may be obtained from the Company by written request sent to its principal executive offices. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company’s Bylaws.

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-KSB

Additional copies of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and as filed with the Securities and Exchange Commission, are available to stockholders without charge upon written request addressed to Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, Massachusetts 02379.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY

PRESSURE BIOSCIENCES, INC.

The undersigned hereby appoints Richard T. Schumacher and Edward H. Myles, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2007 Special Meeting in Lieu of Annual Meeting of Stockholders of Pressure BioSciences, Inc. to be held on Thursday, June 14, 2007 and at any adjournment(s) or postponement(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting.  All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

(Please return this proxy to the Company by mail or by hand  in enclosed envelope)

☒  Please indicate your vote below, as in this example.

1. Election of Directors:

Nominees: J. Donald Payne and P. Thomas Vogel

☐  FOR ALL NOMINEES

☐  FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

☐  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

Instructions: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list shown above.

☐  MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE AT LEFT

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature:	Title:	Date:

Signature:	Title:	Date: